Exhibit 99.1

RealPage Reports Second Quarter 2017 Financial Results

Full Year Revenue and Profit Expectations Increased, Including Impact of Recent Acquisition of American Utility Management

RICHARDSON, Texas--(BUSINESS WIRE)--August 2, 2017--RealPage, Inc. (NASDAQ:RP), a leading global provider of software and data analytics to the real estate industry, today announced financial results for the second quarter ended June 30, 2017.

Second Quarter 2017 Financial Highlights

  Total revenue of $161.3 million, an increase of 13% year-over-year;
  Net income of $6.2 million, or $0.08 in net income per diluted share, a year-over-year increase of 198% and 167%, respectively;
  Non-GAAP total revenue of $162.3 million, an increase of 14% year-over-year;
  Adjusted EBITDA of $39.4 million, an increase of 29% year-over-year; and
  Non-GAAP net income of $18.5 million, or $0.23 in non-GAAP net income per diluted share, a year-over-year increase of 33% and 28%, respectively.

Comments on the News

“The second quarter exhibited solid client adoption across our platform," said Steve Winn, Chairman and CEO of RealPage. "As our vast repository of rental housing data grows larger with every quarter, we remain focused on extracting actionable intelligence for clients to drive deeper adoption of our platform. Our recent acquisitions of American Utility Management (AUM) and agreement to acquire On-Site fit squarely within this focus. Both acquisitions extend our footprint, add incremental data and add new units that do not currently utilize the RealPage platform. To accomplish our mission of improving operational returns and optimizing capital allocation for real estate assets, we must relentlessly focus on the customer experience while leveraging our data footprint to ensure we are delivering the most comprehensive and accurate intelligence in the industry.”

“Strong second quarter financial performance brings us closer to achieving our 2020 objective," said Bryan Hill, CFO and Treasurer of RealPage. “Including the impact of the AUM acquisition, which has closed, we are raising our outlook for full-year revenue and profit expectations.”

2017 Financial Outlook

The company continues to exclude from its outlook any impact related to its pending acquisition of LRO® (Lease Rent Options) until the closing date can be determined. In addition, the completion of the recently announced acquisition of On-Site Manager, Inc. (On-Site) remains subject to standard closing conditions, including the completion of regulatory review. On-Site is expected to generate approximately $50 million in revenue and $9 million in adjusted EBITDA for the calendar year 2017. On-Site’s revenue and adjusted EBITDA impact to RealPage’s full-year 2017 outlook will be provided when a specific closing date can be determined.

RealPage management expects to achieve the following results during the third quarter ended September 30, 2017:

  GAAP total revenue is expected to be in the range of $171.3 million to $173.3 million;
  GAAP net income per diluted share is expected to be in the range of $0.05 to $0.06;
  Non-GAAP total revenue is expected to be in the range of $172.0 million to $174.0 million;
  Adjusted EBITDA is expected to be in the range of $40.7 million to $42.2 million;
  Non-GAAP net income per diluted share is expected to be in the range of $0.23 to $0.24;
  Weighted average shares outstanding are expected to be approximately 82.7 million.

RealPage management expects to achieve the following results during the calendar year ended December 31, 2017:

  GAAP total revenue is expected to be in the range of $658.2 million to $664.2 million;
  GAAP net income per diluted share is expected to be in the range of $0.31 to $0.35;
  Non-GAAP total revenue is expected to be in the range of $661.0 million to $667.0 million;
  Adjusted EBITDA is expected to be in the range of $159.0 million to $163.0 million;
  Non-GAAP net income per diluted share is expected to be in the range of $0.89 to $0.93;
  Weighted average shares outstanding are expected to be approximately 82.4 million.

Conference Call Information; Presentation Slides

The Company will host a conference call at 5 p.m. ET today to discuss its financial results. Participants are encouraged to listen to the presentation via a live web broadcast and view the earnings presentation at www.realpage.com on the Investor Relations section. In addition, a live dial-in is available domestically at 866-807-9684 and internationally at 412-317-5415. A replay will be available at 877-344-7529 or 412-317-0088, passcode 10111129, until August 10, 2017.

About RealPage

RealPage is a leading global provider of software and data analytics to the real estate industry. Clients use our platform to improve operating performance and increase capital returns. Founded in 1998 and headquartered in Richardson, Texas, RealPage currently serves nearly 11,500 clients worldwide from offices in North America, Europe and Asia. For more information about the company, visit https://www.realpage.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking” statements relating to RealPage, Inc.’s strategy and focus, expected, possible or assumed future results including its financial outlook for the third quarter ending September 30. 2017 and calendar year ending December 31, 2017, expected timing and results of pending acquisitions, expected financial results of On-Site, and RealPage’s long-term revenue and adjusted EBITDA margin goals. These forward-looking statements are based on management's beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “expects,” “believes,” “plans,” or similar expressions and the negatives of those terms. Those forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The company may be required to revise its results upon finalizing its review of quarterly and full-year results, which could cause or contribute to such differences. Additional factors that could cause or contribute to such differences include, but are not limited to, the following: (a) the possibility that general economic conditions, including leasing velocity or uncertainty, could cause information technology spending, particularly in the rental housing industry, to be reduced or purchasing decisions to be delayed; (b) an increase in insurance claims; (c) an increase in client cancellations; (d) the inability to increase sales to existing clients and to attract new clients; (e) RealPage’s failure to integrate acquired businesses and any recent or future acquisitions successfully or to achieve expected synergies, including the timing and completion of the pending acquisitions of LRO and On-Site; (f) the timing and success of new product introductions by RealPage or its competitors; (g) changes in RealPage’s pricing policies or those of its competitors; (h) legal or regulatory proceedings; (i) the inability to achieve revenue growth or to enable margin expansion; and (j) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission (“SEC”) by RealPage, including its Annual Report on Form 10-K previously filed with the SEC on March 1, 2017 and its Quarterly Report on Form 10-Q filed on May 8, 2017. All information provided in this release is as of the date hereof and RealPage undertakes no duty to update this information except as required by law.

Explanation of Non-GAAP Financial Measures

The company reports its financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, the company believes that, in order to properly understand its short-term and long-term financial, operational and strategic trends, it may be helpful for investors to exclude certain non-cash or non-recurring items when used as a supplement to financial performance measures in accordance with GAAP. These non-cash or non-recurring items result from facts and circumstances that vary in both frequency and impact on continuing operations. The company also uses results of operations excluding such items to evaluate the operating performance of RealPage and compare it against prior periods, make operating decisions, determine executive compensation, and serve as a basis for long-term strategic planning. These non-GAAP financial measures provide the company with additional means to understand and evaluate the operating results and trends in its ongoing business by eliminating certain non-cash expenses and other items that RealPage believes might otherwise make comparisons of its ongoing business with prior periods more difficult, obscure trends in ongoing operations, reduce management’s ability to make useful forecasts, or obscure the ability to evaluate the effectiveness of certain business strategies and management incentive structures. In addition, the company also believes that investors and financial analysts find this information to be helpful in analyzing the company’s financial and operational performance and comparing this performance to the company’s peers and competitors.

The company defines “Non-GAAP Total Revenue” as total revenue plus acquisition-related and other deferred revenue adjustments. The company believes it is useful to include deferred revenue written down for GAAP purposes under purchase accounting rules and revenue deferred due to a lack of historical experience determining the settlement of the contractual obligation in order to appropriately measure the underlying performance of its business operations in the period of activity and associated expense. Further, the company believes this measure is useful to investors as a way to evaluate the company’s ongoing performance because it provides a more accurate depiction of on demand revenue arising from our strategic acquisitions.

The company defines “Adjusted Gross Profit” as gross profit, plus (1) acquisition-related and other deferred revenue adjustments, (2) depreciation, (3) amortization of intangible assets, (4) headquarters relocation costs, and (5) stock-based expense. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ability to generate income from ongoing business operations.

The company defines “Adjusted EBITDA” as net income (loss), plus (1) acquisition-related and other deferred revenue adjustments, (2) depreciation, asset impairment, and the loss on disposal of assets, (3) amortization of intangible assets, (4) acquisition-related expense (income), (5) costs related to the Hart-Scott-Rodino review process, (6) interest expense, net, (7) income tax expense (benefit), (8) headquarters relocation costs, and (9) stock-based expense. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ability to generate income from ongoing business operations.

The company defines “Non-GAAP Product Development Expense” as product development expense, excluding (1) headquarters relocation costs, and (2) stock-based expense. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ongoing expenditures related to product innovation.

The company defines “Non-GAAP Sales and Marketing Expense” as sales and marketing expense, excluding (1) amortization of intangible assets, (2) headquarters relocation costs, and (3) stock-based expense. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ongoing expenditures related to its sales and marketing strategies.

The company defines “Non-GAAP General and Administrative Expense” as general and administrative expense, excluding (1) loss on disposal of assets, (2) acquisition-related expense (income), (3) costs related to the Hart-Scott-Rodino review process, (4) headquarters relocation costs, and (5) stock-based expense. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s underlying expense structure to support corporate activities and processes.

The company defines “Non-GAAP Operating Expense” as operating expense, excluding (1) loss on disposal of assets, (2) amortization of intangible assets, (3) acquisition-related expense (income), (4) costs related to the Hart-Scott-Rodino review process, (5) headquarters relocation costs, and (6) stock-based expense. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s underlying expense structure to support ongoing operations.

The company defines “Non-GAAP Operating Income” as operating income (loss), plus (1) acquisition-related and other deferred revenue, (2) loss on disposal of assets, (3) amortization of intangible assets, (4) acquisition-related expense (income), (5) costs related to the Hart-Scott-Rodino review process, (6) headquarters relocation costs, and (7) stock-based expense. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ability to generate income from ongoing business operations.

The company defines “Non-GAAP Net Income” as net income (loss), plus (1) income tax (benefit) expense, (2) acquisition-related and other deferred revenue, (3) loss on disposal of assets, (4) amortization of intangible assets, (5) acquisition-related expense (income), (6) costs related to the Hart-Scott-Rodino review process, (7) headquarters relocation costs, (8) amortization of convertible note discount, (8) stock-based expense, and (9) provision for income tax expense based on an assumed rate in order to approximate the company’s long-term effective corporate tax rate; and the company defines “Non-GAAP Net Income per Diluted Share” as Non-GAAP Net Income divided by weighted average diluted shares outstanding. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ability to generate income from ongoing business operations.

The company defines “Non-GAAP On Demand Revenue” as total on demand revenue plus acquisition-related and other deferred revenue adjustments. The company believes it is useful to include deferred revenue written down for GAAP purposes under purchase accounting rules and revenue deferred due to a lack of historical experience determining the settlement of the contractual obligation in order to appropriately measure the underlying performance of the company’s business operations in the period of activity and associated expense. Further, the company believes that investors and financial analysts find this measure to be useful in evaluating the company’s ongoing performance because it provides a more accurate depiction of on demand revenue arising from our strategic acquisitions.

The company defines “Ending On Demand Units” as the number of rental housing units managed by our clients with one or more of our on demand software solutions at the end of the period. We use ending on demand units to measure the success of our strategy of increasing the number of rental housing units managed with our on demand software solutions. Property unit counts are provided to us by our customers as new sales orders are processed. Property unit counts may be adjusted periodically as information related to our clients’ properties is updated or supplemented, which could result in adjustments to the number of units previously reported.

The company defines “Average On Demand Units” as the average of the beginning and ending on demand units for each quarter in the period presented. The company’s management monitors this metric to measure its success in increasing the number of on demand software solutions utilized by our clients to manage their rental housing units, our overall revenue, and profitability.

The company defines “ACV,” or Annual Client Value, as management’s estimate of the annual value of the company’s on demand revenue contracts. The company’s management monitors this metric to measure its success in increasing the number of on demand units, and the amount of software solutions utilized by its clients to manage their rental housing units.

The company defines “RPU,” or Revenue Per Unit, as ACV divided by ending on demand units. The company monitors this metric to measure its success in increasing the penetration of on demand software solutions utilized by its clients to manage their rental housing units.

The company excludes or adjusts each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to each excluded item:

  Non-GAAP tax rate – The company uses a 40.0% tax rate in order to approximate the Company’s long-term effective corporate tax rate. The GAAP tax rate includes certain tax items which may include, but are not limited to: income tax expenses or benefits that are not related to ongoing business operations in the current year; unusual or infrequently occurring items; tax adjustments associated with fluctuations in foreign currency re-measurement; certain changes in estimates of tax matters related to prior fiscal years; certain changes in the realizability of deferred tax assets and liabilities; and changes in tax law. We believe excluding these items assists investors and analysts in understanding the tax provision and the effective tax rate related to ongoing operations.
  Acquisition-related and other deferred revenue – These items are included to reflect deferred revenue written down for GAAP purposes under purchase accounting rules and revenue deferred due to a lack of historical experience determining the settlement of the contractual obligation in order to appropriately measure the underlying performance of the company’s business operations in the period of activity and associated expense.
  Asset impairment and loss on disposal of assets – These items comprise gains (losses) on the disposal and impairment of long-lived assets, which are not reflective of the company’s ongoing operations. We believe exclusion of these items facilitates a more accurate comparison of the company’s results of operations between periods.
  Amortization of intangible assets – These items are amortized over their estimated useful lives and generally cannot be changed or influenced by the company after acquisition. Accordingly, these items are not considered by the company in making operating decisions. The company does not believe such charges accurately reflect the performance of its ongoing operations for the period in which such charges are incurred.
  Acquisition-related expense (income) – These items consist of direct costs incurred in our business acquisition transactions and the impact of changes in the fair value of acquisition-related contingent consideration obligations. We believe exclusion of these items facilitates a more accurate comparison of the results of the company’s ongoing operations across periods and eliminates volatility related to changes in the fair value of acquisition-related contingent consideration obligations.
  Costs related to the Hart-Scott-Rodino review process – This item relates to the company's ongoing Hart-Scott-Rodino Antitrust Improvements Act review process related to its proposed acquisitions of LRO and On-Site. The company believes that these significant legal costs are not reflective of its ongoing operations.
  Headquarters relocation costs – These items consist of duplicative rent and other expenses related to the relocation of our corporate headquarters and data center. These costs are not reflective of the company’s ongoing operations due to their non-recurring nature.
  Amortization of the convertible note discount – This items consists of non-cash interest expense related to the amortization of the discount recognized on the convertible notes issued in May 2017. Management excludes this item as it is not indicative of the company’s ongoing operating performance.
  Stock-based expense – This item is excluded because these are non-cash expenditures that the company does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expenditure is partially outside of its control because it is based on factors such as stock price, volatility, and interest rates, which may be unrelated to the company’s performance during the period in which the expenses are incurred.

Condensed Consolidated Balance Sheets
(in thousands, except share amounts)
(Unaudited)

	June 30,	December 31,
	2017	2016
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$324,591	$104,886
Restricted cash	106,479	83,654
Accounts receivable, less allowance for doubtful accounts of $2,553 and $2,468 at June 30, 2017 and December 31, 2016, respectively	89,727	92,367
Prepaid expenses	13,293	10,836
Other current assets	6,061	5,712
Total current assets	540,151	297,455
Property, equipment, and software, net	138,241	130,428
Goodwill	359,420	259,938
Identified intangible assets, net	110,318	74,976
Deferred tax assets, net	63,260	15,665
Other assets	10,057	9,636
Total assets	$1,221,447	$788,098

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$24,400	$21,421
Accrued expenses and other current liabilities	53,316	50,464
Current portion of deferred revenue	101,100	89,583
Current portion of term loan	3,833	5,469
Customer deposits held in restricted accounts	106,616	83,590
Total current liabilities	289,265	250,527
Deferred revenue	5,896	6,308
Term loan, net	116,143	116,657
Convertible notes, net	275,673	-
Other long-term liabilities	34,899	29,843
Total liabilities	721,876	403,335
Stockholders’ equity:
Common stock, $0.001 par value: 125,000,000 shares authorized, 86,801,958 and 86,062,191 shares issued and 82,964,638 and 81,087,353 shares outstanding at June 30, 2017 and December 31, 2016, respectively	87	86
Additional paid-in capital	601,836	534,348
Treasury stock, at cost: 3,837,320 and 4,974,838 shares at June 30, 2017 and December 31, 2016, respectively	(41,364)	(30,358)
Accumulated deficit	(61,015)	(119,260)
Accumulated other comprehensive income (loss)	27	(53)
Total stockholders’ equity	499,571	384,763
Total liabilities and stockholders’ equity	$1,221,447	$788,098

Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Revenue:
On demand	$154,727	$136,610	$300,940	$260,021
On premise	659	687	1,334	1,459
Professional and other	5,920	5,422	11,951	9,622
Total revenue	161,306	142,719	314,225	271,102
Cost of revenue(1)	67,544	62,078	130,586	116,826
Gross profit	93,762	80,641	183,639	154,276
Operating expenses:
Product development(1)	21,290	18,878	41,677	36,150
Sales and marketing(1)	39,235	35,129	74,382	67,328
General and administrative(1)	27,370	21,932	51,621	40,278
Total operating expenses	87,895	75,939	167,680	143,756
Operating income	5,867	4,702	15,959	10,520
Interest expense and other, net	(2,786)	(1,074)	(3,872)	(1,782)
Income before income taxes	3,081	3,628	12,087	8,738
Income tax (benefit) expense	(3,132)	1,545	(2,321)	3,659
Net income	$6,213	$2,083	$14,408	$5,079

Net income per share attributable to common stockholders:
Basic	$0.08	$0.03	$0.18	$0.07
Diluted	$0.08	$0.03	$0.18	$0.07
Weighted average shares used in computing net income per share attributable to common stockholders:
Basic	79,018	76,363	78,642	76,509
Diluted	81,925	77,161	81,644	77,120

(1) Includes stock-based expense as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Cost of revenue	$1,050	$826	$1,903	$1,577
Product development	2,454	1,897	4,333	3,346
Sales and marketing	4,266	3,799	7,394	6,773
General and administrative	6,106	4,215	10,338	7,432
	$13,876	$10,737	$23,968	$19,128

Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Cash flows from operating activities:
Net income	$6,213	$2,083	$14,408	$5,079
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,093	14,215	29,533	26,822
Amortization of debt discount and issuance costs	1,335	120	1,424	205
Deferred taxes	(3,331)	781	(3,088)	2,320
Stock-based expense	13,876	10,737	23,968	19,128
Excess tax benefit from stock-based compensation	-	27	-	-
Loss on disposal and impairment of other long-lived assets	63	85	87	85
Acquisition-related consideration	903	(125)	1,024	(251)
Changes in assets and liabilities, net of assets acquired and liabilities assumed in business combinations	12,105	3,709	13,108	7,213
Net cash provided by operating activities	46,257	31,632	80,464	60,601

Cash flows from investing activities:
Purchases of property, equipment, and software	(17,204)	(28,269)	(27,129)	(38,486)
Acquisition of businesses, net of cash acquired	(64,775)	(12,153)	(130,878)	(71,305)
Net cash used in investing activities	(81,979)	(40,422)	(158,007)	(109,791)

Cash flows from financing activities:
Payments on and proceeds from debt, net	303,681	(1,055)	302,292	83,089
Payments of acquisition-related consideration	(724)	(375)	(7,185)	(2,736)
Issuance of common stock	5,224	5,526	13,151	8,008
Excess tax benefit from stock-based compensation	-	(27)	-	-
Purchase of treasury stock related to stock-based compensation	(7,432)	(917)	(11,008)	(2,179)
Purchase of treasury stock under share repurchase program	-	(5,106)	-	(21,244)
Net cash provided by (used in) financing activities	300,749	(1,954)	297,250	64,938
Net increase (decrease) in cash and cash equivalents	265,027	(10,744)	219,707	15,748
Effect of exchange rate on cash	48	(67)	(2)	29

Cash and cash equivalents:
Beginning of period	59,516	57,499	104,886	30,911
End of period	$324,591	$46,688	$324,591	$46,688

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO
COMPARABLE GAAP MEASURES
(Unaudited, in thousands, except per share amounts)

The following is a reconciliation of the non-GAAP financial measures used by RealPage to describe its financial results determined in accordance with accounting principles generally accepted in the United States of America ("GAAP"). An explanation of these measures is also included under the heading “Explanation of Non-GAAP Financial Measures.”

While the company believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of our business operations, investors are reminded to consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and the company may utilize other measures to illustrate performance in the future. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP.

Non-GAAP Total Revenue
Set forth below is a presentation of the company’s “Non-GAAP total revenue.” Please reference the “Explanation of Non-GAAP Financial Measures” section.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Revenue (GAAP)	$161,306	$142,719	$314,225	$271,102
Acquisition-related and other deferred revenue	945	(258)	1,650	(601)
Non-GAAP total revenue	$162,251	$142,461	$315,875	$270,501

Adjusted Gross Profit
Set forth below is a presentation of the company’s "Adjusted Gross Profit." Please reference the "Explanation of Non-GAAP Financial Measures" section.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Gross profit (GAAP)	$93,762	$80,641	$183,639	$154,276
Acquisition-related and other deferred revenue	945	(258)	1,650	(601)
Depreciation	3,063	3,054	5,946	5,746
Amortization of intangible assets	3,691	4,141	7,380	8,306
Headquarters relocation costs	-	679	-	1,263
Stock-based expense	1,050	826	1,903	1,577
Adjusted gross profit	$102,511	$89,083	$200,518	$170,567

Adjusted EBITDA
Set forth below is a presentation of the company’s "Adjusted EBITDA." Please reference the "Explanation of Non-GAAP Financial Measures" section.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Net income (GAAP)	$6,213	$2,083	$14,408	$5,079
Acquisition-related and other deferred revenue	945	(258)	1,650	(601)
Depreciation, asset impairment, and loss on disposal of assets	6,929	6,563	13,604	12,059
Amortization of intangible assets	8,227	7,737	16,016	14,848
Acquisition-related expense (income)	1,354	(9)	2,564	(66)
Costs related to the Hart-Scott-Rodino review process	2,228	-	2,709	-
Interest expense, net	2,804	1,090	3,924	1,809
Income tax (benefit) expense	(3,132)	1,545	(2,321)	3,659
Headquarters relocation costs	-	1,174	-	2,199
Stock-based expense	13,876	10,737	23,968	19,128
Adjusted EBITDA	$39,444	$30,662	$76,522	$58,114

Non-GAAP Product Development Expense
Set forth below is a presentation of the company’s "Non-GAAP Product Development Expense." Please reference the "Explanation of Non-GAAP Financial Measures" section.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Product development expense (GAAP)	$21,290	$18,878	$41,677	$36,150
Less: Headquarters relocation costs	-	176	-	330
Stock-based expense	2,454	1,897	4,333	3,346
Non-GAAP product development expense	$18,836	$16,805	$37,344	$32,474

Non-GAAP Sales and Marketing Expense
Set forth below is a presentation of the company’s "Non-GAAP Sales and Marketing Expense." Please reference the "Explanation of Non-GAAP Financial Measures" section.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Sales and marketing expense (GAAP)	$39,235	$35,129	$74,382	$67,328
Less: Amortization of intangible assets	4,536	3,596	8,636	6,542
Headquarters relocation costs	-	184	-	354
Stock-based expense	4,266	3,799	7,394	6,773
Non-GAAP sales and marketing expense	$30,433	$27,550	$58,352	$53,659

Non-GAAP General and Administrative Expense
Set forth below is a presentation of the company’s "Non-GAAP General and Administrative Expense." Please reference the "Explanation of Non-GAAP Financial Measures" section.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
General and administrative expense (GAAP)	$27,370	$21,932	$51,621	$40,278
Less: Loss on disposal of assets	63	85	87	85
Acquisition-related expense (income)	1,354	(9)	2,564	(66)
Costs related to the Hart-Scott-Rodino review process	2,228	-	2,709	-
Headquarters relocation costs	-	135	-	252
Stock-based expense	6,106	4,215	10,338	7,432
Non-GAAP general and administrative expense	$17,619	$17,506	$35,923	$32,575

Non-GAAP Operating Expense
Set forth below is a presentation of the company’s "Non-GAAP Operating Expense." Please reference the "Explanation of Non-GAAP Financial Measures" section.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Operating expense (GAAP)	$87,895	$75,939	$167,680	$143,756
Less: Loss on disposal of assets	63	85	87	85
Amortization of intangible assets	4,536	3,596	8,636	6,542
Acquisition-related expense (income)	1,354	(9)	2,564	(66)
Costs related to the Hart-Scott-Rodino review process	2,228	-	2,709	-
Headquarters relocation costs	-	495	-	936
Stock-based expense	12,826	9,911	22,065	17,551
Non-GAAP operating expense	$66,888	$61,861	$131,619	$118,708

Non-GAAP Operating Income
Set forth below is a presentation of the company’s "Non-GAAP Operating Income." Please reference the "Explanation of Non-GAAP Financial Measures" section.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Operating income (GAAP)	$5,867	$4,702	$15,959	$10,520
Acquisition-related and other deferred revenue	945	(258)	1,650	(601)
Loss on disposal of assets	63	85	87	85
Amortization of intangible assets	8,227	7,737	16,016	14,848
Acquisition-related expense (income)	1,354	(9)	2,564	(66)
Costs related to the Hart-Scott-Rodino review process	2,228	-	2,709	-
Headquarters relocation costs	-	1,174	-	2,199
Stock-based expense	13,876	10,737	23,968	19,128
Non-GAAP operating income	$32,560	$24,168	$62,953	$46,113

Non-GAAP Net Income
Set forth below is a presentation of the company’s "Non-GAAP Net Income" and "Non-GAAP Net Income per Diluted Share." Please reference the "Explanation of Non-GAAP Financial Measures" section.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Net income (GAAP)	$6,213	$2,083	$14,408	$5,079
Income tax (benefit) expense	(3,132)	1,545	(2,321)	3,659
Income before income taxes	3,081	3,628	12,087	8,738

Acquisition-related and other deferred revenue	945	(258)	1,650	(601)
Loss on disposal of assets	63	85	87	85
Amortization of intangible assets	8,227	7,737	16,016	14,848
Acquisition-related expense (income)	1,354	(9)	2,564	(66)
Costs related to the Hart-Scott-Rodino review process	2,228	-	2,709	-
Headquarters relocation costs	-	1,174	-	2,199
Amortization of convertible note discount	1,052	-	1,052	-
Stock-based expense	13,876	10,737	23,968	19,128
Non-GAAP income before income taxes	30,826	23,094	60,133	44,331
Assumed rate for income tax expense (1)	40.0%	40.0%	40.0%	40.0%
Assumed provision for non-GAAP income tax expense	12,330	9,238	24,053	17,732
Non-GAAP net income	$18,496	$13,856	$36,080	$26,599

Net income per diluted share	$0.08	$0.03	$0.18	$0.07
Non-GAAP net income per diluted share	$0.23	$0.18	$0.44	$0.34

Weighted average outstanding shares - basic (3)	79,018	76,363	78,642	76,509
Weighted average outstanding shares - diluted (3)	81,925	77,161	81,644	77,120

Non-GAAP On Demand Revenue
Set forth below is a presentation of the company’s "Non-GAAP On Demand Revenue." Please reference the "Explanation of Non-GAAP Financial Measures" section.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
On demand revenue (GAAP)	$154,727	$136,610	$300,940	$260,021
Acquisition-related and other deferred revenue	945	(258)	1,650	(601)
Non-GAAP on demand revenue	$155,672	$136,352	$302,590	$259,420

Ending On Demand Units, Average On Demand Units, RPU, and ACV
Set forth below is a presentation of the company’s "Ending On Demand Units," "Average On Demand Units," "RPU," and "ACV."

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Ending on demand units	11,485	11,141	11,485	11,141
Average on demand units	11,298	11,070	11,174	10,927

ACV	$649,017	$548,917
RPU	$56.51	$49.27

Non-GAAP Total Revenue Guidance
Set forth below is a presentation of the company’s "Non-GAAP net income" and "Non-GAAP net income per diluted share" guidance for the three months ending September 30, 2017, and the twelve months ending December 31, 2017. Please reference the "Explanation of Non-GAAP Financial Measures" section.

	Guidance Range for the Three Months Ending		Guidance Range for the Twelve Months Ending
	September 30, 2017		December 31, 2017
	Low (2)	High (2)	Low (2)	High (2)
Revenue (GAAP)	$171,300	$173,300	$658,195	$664,195
Acquisition-related and other deferred revenue	700	700	2,805	2,805
Non-GAAP total revenue	$172,000	$174,000	$661,000	$667,000

Non-GAAP Net Income Guidance
Set forth below is a presentation of the company’s "Non-GAAP net income" and "Non-GAAP net income per diluted share" guidance for the three months ending September 30, 2017, and the twelve months ending December 31, 2017. Please reference the "Explanation of Non-GAAP Financial Measures" section.

	Guidance Range for the Three Months Ending		Guidance Range for the Twelve Months Ending
	September 30, 2017		December 31, 2017
	Low (2)	High (2)	Low (2)	High (2)
Non-GAAP net income:
Net income (GAAP)	$3,930	$5,220	$25,315	$28,555
Income tax expense	(3,210)	(2,350)	(5,120)	(2,960)
Income before income taxes	720	2,870	20,195	25,595

Acquisition-related and other deferred revenue	700	700	2,805	2,805
Asset impairment and loss on disposal of assets	-	-	90	90
Amortization of intangible assets	9,550	9,450	35,300	35,100
Acquisition-related expense	500	500	3,180	3,080
Costs related to the Hart-Scott-Rodino review process	4,480	4,380	7,720	7,520
Amortization of convertible note discount	2,450	2,450	6,000	6,000
Stock-based expense	12,650	12,400	47,500	47,000
Non-GAAP income before income taxes	31,050	32,750	122,790	127,190
Expected effective tax rate (1)	40.0%	40.0%	40.0%	40.0%
Assumed provision for income tax expense	12,420	13,100	49,116	50,876
Non-GAAP net income	$18,630	$19,650	$73,674	$76,314

Net income per diluted share	$0.05	$0.06	$0.31	$0.35
Non-GAAP net income per diluted share	$0.23	$0.24	$0.89	$0.93

Weighted average outstanding shares - diluted (3)	82,700	82,700	82,350	82,350

	Adjusted EBITDA Guidance
	Set forth below is a presentation of the company’s "Adjusted EBITDA" guidance for the three months ending September 30, 2017, and the twelve months ending December 31, 2017. Please reference the "Explanation of Non-GAAP Financial Measures" section.
		Guidance Range for the Three Months Ending		Guidance Range for the Twelve Months Ending
		September 30, 2017		December 31, 2017
		Low (2)	High (2)	Low (2)	High (2)
	Adjusted EBITDA:
	Net income (GAAP)	$3,930	$5,220	$25,315	$28,555
	Acquisition-related and other deferred revenue	700	700	2,805	2,805
	Depreciation, asset impairment, and loss on disposal of assets	7,500	7,400	29,000	28,800
	Amortization of intangible assets	9,550	9,450	35,300	35,100
	Acquisition-related expense	500	500	3,180	3,080
	Costs related to the Hart-Scott-Rodino review process	4,480	4,380	7,720	7,520
	Interest expense, net	4,600	4,500	13,300	13,100
	Income tax expense	(3,210)	(2,350)	(5,120)	(2,960)
	Stock-based expense	12,650	12,400	47,500	47,000
	Adjusted EBITDA	$40,700	$42,200	$159,000	$163,000

(1)	We use a non-GAAP tax rate of 40.0% in order to approximate the Company's long-term effective corporate tax rate. Please reference the "Explanation of Non-GAAP Financial Measures" section.

(2)

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The company may be required to revise its results upon finalizing its review of quarterly and full year results, which could cause or contribute to such differences. All information provided in this release is as of the date hereof and RealPage, Inc. undertakes no duty to update this information except as required by law. See additional discussion under "Cautionary Statement Regarding Forward-Looking Statements" above.

(3)

For periods with GAAP net losses and non-GAAP net income, the weighted-average outstanding shares used to calculate non-GAAP net income per share includes potentially dilutive securities that were excluded from the calculation of GAAP net income per share as the effect was anti-dilutive.

CONTACT:
RealPage, Inc.
Investor Relations
Rhett Butler, 972-820-3773
rhett.butler@realpage.com